UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) Digimarc Corporation (the “Company”) held its Annual Meeting of Shareholders on April 30, 2012 (the “Annual Meeting”).

(b) At the Annual Meeting, 6,475,370 shares were represented to vote either in person or by proxy, or 91.22% of the outstanding shares, which represented a quorum. The final results of voting for each matter submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1: Election of Directors

Bruce Davis, William J. Miller, James T. Richardson, Peter W. Smith and Bernard Whitney were elected as directors for a term of one year. The voting for each director was as follows:

	For	Withheld	Broker Non- votes
Bruce Davis	2,303,263	458,749	3,713,358
William J. Miller	1,728,894	1,033,118	3,713,358
James T. Richardson	1,747,662	1,014,350	3,713,358
Peter W. Smith	1,746,988	1,015,024	3,713,358
Bernard Whitney	2,662,535	99,477	3,713,358

Proposal 2: Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 with 6,469,803 votes in favor, 3,135 votes against and 2,432 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012

	By:	/s/ Robert P. Chamness
Robert P. Chamness
Chief Legal Officer and Secretary